EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Global Axcess Corp., formerly NetHoldings.com, Inc. on Form S-8 of our report, appearing in the Annual Report on Form 10- KSB of Global Axcess Corp., formerly NetHoldings.Com Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ Brown Armstrong Randall Reyes Paulden & McCown.
Brown Armstrong Randall Reyes Paulden & McCown.
October 11, 2001







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